[SHEARMAN & STERLING TAX OPINION]

                                  March 2, 1998

National Bank of Canada
National Bank Tower
600 de La Gauchetiere Street West
Montreal, Quebec H3B 4L2

NB Capital Corporation
125 West 55th Street
New York, New York 10019

NB Finance, Ltd.
c/o National Bank of Canada
National Bank Tower
600 de La Gauchetiere Street West
Montreal, Quebec H3B 4L2

                            National Bank of Canada;
                           NB Capital Corporation; and
                                NB Finance, Ltd.
                        8.35% Noncumulative Exchangeable
              Preferred Stock, Series A, of NB Capital Corporation
              ----------------------------------------------------

Ladies and Gentlemen:

                 We hereby confirm that, as of the date hereof, the legal conclusions stated under the caption "United States Federal Income Tax Considerations" in the Prospectus contained in the Registration Statement on Form S-4/F-9 (Registration Nos. 333-41009; 333-41009-01; 333-41009-02) and
Registration   Statement  on  Form  S-11/F-9   (Registration   Nos.   333-46481;
333-46481-01;  33346481-02),  each dated  March 2,  1998,  of  National  Bank of
Canada, NB Capital Corporation and NB Finance, Ltd., represent our opinion as to such conclusions to the extent that they constitute a summary of legal matters or legal conclusions, have been reviewed by us and, in our opinion, are accurate in all material respects.

                  We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statements and the reference in each to us under the headings "United States Federal Income Tax Considerations" and "Legal Matters" contained in the Prospectus forming a part of each such Registration Statement.

                                                       Very truly yours,

                                                       /s/ SHEARMAN & STERLING